CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Gurinder Ahluwalia, Principal Executive Officer, and Thomas Rose, Chief Financial Officer of GE Private Asset Management Funds, Inc. - GE Contra Fund (the “Registrant”), each certify to the best of his or her knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2004 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Chief Financial Officer
GE Private Asset Management Funds, Inc. –	GE Private Asset Management Funds, Inc. -
GE Contra Fund	GE Contra Fund

/s/ Gurinder Ahluwalia	/s/ Thomas Rose
Gurinder Ahluwalia	Thomas Rose
Date: December 7, 2004	Date: December 7, 2004

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.